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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Santa Anita Realty Enterprises, Inc.
              and
Santa Anita Operating Company

We consent to the incorporation by reference in the Joint Registration Statement on Form S-8 of Santa Anita Realty Enterprises, Inc. 1995 Share Award Plan and the Santa Anita Operating Company 1995 Share Award Plan of our report dated February 8, 1995, relating to the consolidated balance sheets of H-T Associates and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of operations, partners' capital and cash flows for each of the years in the two-year period ended December 31, 1994, which report appears in the December 31, 1994 Joint Annual Report on Form 10-K of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company.



                                                       /s/ KPMG PEAT MARWICK LLP



San Diego, California
April 28, 1995